As filed with the Securities and Exchange Commission on September 10, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________
BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5777 Central Avenue, Suite 102 Boulder, CO	80301
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN OF VICAL INCORPORATED
EQUITY INCENTIVE PLAN OF BRICKELL BIOTECH, INC.
(Full title of the plans)

Robert B. Brown
Chief Executive Officer
Brickell Biotech, Inc.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 565-4755
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Anna T. Pinedo, Esq.
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 506-2500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer Non-accelerated filer Emerging growth company	☐ ☐ ☐	(Do not check if a smaller reporting company)	Accelerated filer Smaller reporting company	☐ ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.01 par value, under the Brickell Plan (1)	1,525,487 shares	$4.19	$6,391,790.53	$774.69
Common stock, $0.01 par value, under the Vical Plan (2)	481,429 shares	N/A (4)	N/A (4)	N/A (4)

(1)
Based on (i) the number of shares reserved for issuance upon exercise of stock options granted under the Equity Incentive Plan of Brickell Biotech, Inc. (the “Brickell Plan”) plus (ii) the number of shares that remain available for issuance under future grants pursuant to the Brickell Plan as of September 9, 2019.

(2)
Vical Incorporated previously registered shares of common stock pursuant to the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Vical Plan”) on Form S-8s filed with the Securities and Exchange Commission (the “SEC”) on April 9, 1993 (File No. 33-60826), July 15, 1994 (File No. 33-81602), June 27, 1997 (File No. 333-30181), July 31, 1998 (File No. 333- 60293), June 15, 1999 (File No. 333¬80681), July 30, 2001 (File No. 333-66254), July 24, 2002 (File No. 333-97019), August 1, 2003 (File No. 333-107581), June 29, 2004 (File No. 333-116951), June 23, 2006 (File No. 333-135266), June 19, 2007 (File No. 333-143885), September 13, 2010 (File No. 333-169344), August 10, 2012 (File No. 333-183215), August 2, 2013 (File No. 333-190343), August 9, 2016 (File No. 333-213034) and August 9, 2017 (File No. 333-219804) (collectively, the “Prior Form S-8s”). This Registration Statement is also intended to consolidate in one place the registration of 481,429 shares of common stock that were previously registered for offer and sale on the Prior Form S-8s.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low prices of Company’s common stock on September 9, 2019, as reported by the Nasdaq Capital Market.

(4)	Previously paid.
This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
On August 31, 2019, the Delaware corporation formerly known as “Vical Incorporated” completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of June 2, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 20, 2019, and as further amended on August 30, 2019 (the “Merger Agreement”), by and among Vical Incorporated (“Vical”), Brickell Biotech, Inc. (“Brickell”) and Victory Subsidiary, Inc., a wholly-owned subsidiary of Vical (“Merger Sub”), pursuant to which Merger Sub merged with and into Brickell, with Brickell surviving the merger as a wholly-owned subsidiary of Vical (the “Merger”). Additionally, on August 31, 2019, immediately after the completion of the Merger, the Company changed its name from “Vical Incorporated” to “Brickell Biotech, Inc.” (the “Company”). In connection with the Merger, Vical assumed the Brickell Plan and the options granted pursuant to the Brickell Plan in accordance with the terms of the Brickell Plan. In addition, as indicated above, Vical previously filed the Prior Form S-8s relating to the Vical Plan, the contents of which are incorporated herein by reference. This Registration Statement is also intended to consolidate in one place the registration of 481,429 shares of common stock that were previously registered for offer and sale on the Prior Form S-8s.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC are incorporated by reference in this Registration Statement (other than portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits related to such Items or other portions of documents filed with the SEC which are furnished, but not filed, pursuant to applicable rules promulgated by the SEC):

•	the Company’s Current Reports on Form 8-K filed on June 3, 2019, July 18, 2019, August 21, 2019, August 30, 2019 and September 3, 2019; and

•
the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), which was filed on July 12, 2019 (as amended by Amendment No. 1 to the Proxy Statement filed on August 8, 2019, Amendment No. 2 to the Proxy Statement filed on August 20, 2018 and Amendment No. 3 to the Proxy Statement filed on August 23, 2019).

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 6. Indemnification of Directors and Officers
The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article XI of the Company’s amended and restated certificate of incorporation provides for indemnification of its directors and officers, and Article V of the Company’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents, to the maximum extent permitted by the DGCL. In addition, the Company maintains a policy providing directors’ and officers’ liability insurance.
Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any transaction from which the director derived an improper personal benefit.
The Company’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.
Item 8. Exhibits

Exhibit Number	Exhibit
3.1 (1)	Amended and Restated Certificate of Incorporation, as currently in effect
3.2 (2)	Amended and Restated Bylaws
3.3 (3)	Certificate of Merger
4.1	Specimen Common Stock Certificate
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer Brown LLP (reference is made to Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this registration statement)
99.1 (4)	Amended and Restated Stock Incentive Plan of Vical Incorporated
99.2	Equity Incentive Plan of Brickell Biotech, Inc.
99.3	Description of Capital Stock

(1)	Incorporated by reference to Exhibit 3.2 filed with the Company’s Current Report on Form 8-K filed on September 3, 2019.

(2)	Incorporated by reference to Exhibit 3.3 filed with the Company’s Current Report on Form 8-K filed on September 3, 2019.

(3)	Incorporated by reference to Exhibit 3.4 filed with the Company’s Current Report on Form 8-K filed on September 3, 2019.

(4)	Incorporated by reference to Exhibit 99.1 filed with the Company’s Current Report on Form 8-K filed on June 1, 2017.

Item 9. Undertakings
1.    The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on September 10, 2019.
BRICKELL BIOTECH, INC.

By:    /s/ Robert B. Brown
    Robert B. Brown
    Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Brown and R. Michael Carruthers, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert B. Brown	Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2019
Robert B. Brown

/s/ R. Michael Carruthers	Chief Financial Officer (Principal Financial Officer)	September 10, 2019
R. Michael Carruthers

/s/ Jose Breton	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 10, 2019
Jose Breton

/s/ Reginald L. Hardy	Co-Founder and Chairman of the Board of Directors	September 10, 2019
Reginald L. Hardy

/s/ George Abercrombie	Director	September 10, 2019
George Abercrombie

/s/ William Ju, M.D.	Director	September 10, 2019
William Ju, M.D.

/s/ Dennison T. Veru	Director	September 10, 2019
Dennison T. Veru

/s/ Vijay B. Samant	Director	September 10, 2019
Vijay B. Samant

/s/ Gary A. Lyons	Director	September 10, 2019
Gary A. Lyons